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PRESCRIBED BY THE
COMMISSIONERS OF
CUSTOMS AND EXCISE

            FORM NO. 12A          MORTGAGE (to Secure Account Current, & c.)         (Body Corporate)                 No. 81a (Sale)


WITH THE CONSENT OF
THE BOARD OF TRADE

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               Official No.                                Name of Ship                       No., Year and Port of Registry
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




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                                                                                               Metric                 Units
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Length from forepart of stem to the aft side of the head of the stern post............

Main breadth to outside of plating....................................................

Depth in hold from tonnage deck to ceiling amidships..................................




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Whether a Sailing, Steam or Motor Ship                  Horse Power of Engines, if any
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Number of Tons


Gross....................................................................................

Register.................................................................................
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and as described in more detail in the Certificate of the Surveyor and the Register Book.
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Whereas (a)

Now we the (b) _____________________ in consideration of the premises for ourselves and our successors, covenant with the said (c)
_____________ and (d) _____________________ assigns, to pay to him or them or it the sums for the time being due on this security, whether by way of principal or interest, at the times and manner aforesaid. And for the purpose of better securing to the said (c)
_______________________ the payment of such sums as aforesaid, we do hereby mortgage to the said (c) _______________________ 64/64 shares, of which we are the Owners in the Ship above particularly described, and in her boats and appurtenances.

Lastly, we for ourselves and our successors, covenant with the said (c) ______________________ and (d) _______________ assigns that we have power to mortgage in manner aforesaid the above-mentioned shares, and that the same ________________ are free from incumbrances (e).

In witness whereof we have hereunto caused this mortgage to be executed as a deed on our behalf this __________ day of
____________________ One thousand nine hundred and ninety eight was affixed hereunto in the presence of (b)

____________________________ Per: ____________________________ Witness Director
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(a) Here state by way of recital that there is an account current between the Mortgagor (describing the company and giving its address), and the Mortgagee (giving address and description--if the Mortgagee is a Body Corporate the full title and address must be given, and if Joint Mortgagees are concerned they must be so described), and describe the nature of the transaction so as to show how the amount of principal and interest due at any given time is to be ascertained, and the manner and time of payment. (B) Name of the Company. (C) Full name of Mortgagee. (D) "his", "theirs" or "its". (e) If any prior incumbrance add, "save as appears by the
Registry of the said Ship". (b) Signatures and description of witnesses, i.e., Directors, Secretary, etc. (as the case may be).
NOTE:--The prompt registration of a Mortgage Deed at the Port of Registry of the Ship is essential to the security of Mortgagee, as a Mortgage takes its priority form the date of production for registry, NOT FROM THE DATE OF THE INSTRUMENT.
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